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                                                                    EXHIBIT 99.1

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 -- CHIEF EXECUTIVE OFFICER


In connection with the Quarterly Report of Gainsco, Inc (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Glenn W. Anderson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934:

and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ GLENN W. ANDERSON
    _________________________


Glenn W. Anderson
Chief Executive Officer
August 13, 2002